Exhibit 5.3

[Letter of Simpson Thacher & Bartlett LLP]

March 20, 2006

PPL Corporation

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

Ladies and Gentlemen:

We have acted as counsel to PPL Corporation, a Pennsylvania corporation (“PPL” or the “Company”), and the following subsidiaries of the Company: PPL Energy Supply, LLC, a Delaware limited liability company (“PPL Energy”) and PPL Electric Utilities Corporation, a Pennsylvania corporation (“PPL Electric,” and together with the Company and PPL Energy, the “Issuers”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company par value $0.01 per share (the “PPL Common Stock”); (ii) shares of preferred stock of the Company par value $0.01 per share (the “PPL Preferred Stock”); (iii) contracts for the purchase and sale of PPL Common Stock and PPL Preferred Stock (the “PPL Purchase Contracts”); (iv) depositary shares of the Company evidenced by depositary receipts representing a fraction or a multiple of a share of PPL Preferred Stock (the “PPL Depositary Shares”); (v) units of the Company, consisting of two or more of the securities described under clauses (i) through (iv) in any combination (the “PPL Units”); (vi)

PPL CORPORATION	March 20, 2006
PPL ENERGY SUPPLY, LLC
PPL ELECTRIC UTILITIES CORPORATION

shares of preferred securities of PPL Energy without par value (the “PPL Energy Preferred Securities”); (vii) shares of preferred stock of PPL Electric without par value (the “PPL Electric Preferred Stock”); (viii) shares of preference stock of PPL Electric without par value (the “PPL Electric Preference Stock”); (ix) and the depositary shares of PPL Electric evidenced by depositary receipts representing a fraction or a multiple of a share of either the PPL Electric Preferred Stock or PPL Electric Preference Stock (the “PPL Electric Depositary Shares”). The PPL Common Stock, the PPL Preferred Stock, the PPL Depositary Shares, the PPL Purchase Contracts, the PPL Units, the PPL Energy Preferred Securities, the PPL Electric Preferred Stock, the PPL Electric Preference Stock and the PPL Electric Depositary Shares are hereinafter referred to collectively as the “Shares.” The Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act in an indeterminate amount.

The PPL Purchase Contracts will be issued pursuant to a purchase contract agreement (the “PPL Purchase Contract Agreement”), between the Company and a purchase contract agent as shall be named therein (the “PPL Purchase Contract Agent”).

The PPL Depositary Shares will be issued pursuant to a deposit agreement (the “PPL Deposit Agreement”), between the Company and a depositary as shall be named therein. The PPL Electric Depositary Shares will be issued pursuant to a deposit agreement (the “PPL Electric Deposit Agreement”), between PPL Electric and a depositary as shall be named therein.

The PPL Units will be issued pursuant to a unit agreement (the “PPL Unit Agreement”), between the Company and a unit agent as shall be named therein (the “PPL Unit Agent”).

PPL CORPORATION	March 20, 2006
PPL ENERGY SUPPLY, LLC
PPL ELECTRIC UTILITIES CORPORATION

We have examined the Registration Statement, a form of the share certificate for the PPL Common Stock, a form of the PPL Deposit Agreement, and a form of the PPL Electric Deposit Agreement which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company, PPL Energy and PPL Electric.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

We also have assumed that: (1) at the time of execution, issuance and delivery of the PPL Depositary Shares, the PPL Deposit Agreement will be the valid and legally binding obligation of the depositary named therein; (2) at the time of execution, issuance and delivery of the PPL Purchase Contracts, the PPL Purchase Contract Agreement will be the valid and legally binding obligation of the PPL Purchase Contract Agent; (3) at the time of execution, issuance and delivery of the PPL Units, the PPL Unit Agreement will be the valid and legally binding obligation of the PPL Unit Agent; and (4) at the time of execution, issuance and delivery of the PPL Electric Depositary Shares, the PPL Electric Deposit Agreement will be the valid and legally binding obligation of the depositary named therein.

PPL CORPORATION	March 20, 2006
PPL ENERGY SUPPLY, LLC
PPL ELECTRIC UTILITIES CORPORATION

We have assumed further that (1) at the time of execution, issuance and delivery of the PPL Depositary Shares, the PPL Deposit Agreement will have been duly authorized, executed and delivered by the Company and, at such time, the Company will be validly existing and in good standing under the law of the State of Pennsylvania, and (2) the execution, delivery and performance by the Company of the PPL Deposit Agreement and the PPL Depositary Shares will not violate the law of the State of Pennsylvania or any other applicable laws (excepting the law of the State of New York and the federal laws of the Unite States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, issuance and delivery of the PPL Purchase Contracts, the PPL Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and, at such time, the Company will be validly existing and in good standing under the law of the State of Pennsylvania and (2) the execution, delivery and performance by the Company of the PPL Purchase Contract Agreement and the PPL Purchase Contracts will not violate the law of the State of Pennsylvania or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, issuance and delivery of the PPL Units, the related PPL Unit Agreement will have been duly authorized, executed and delivered by the Company and, at such time, the Company will be validly existing and in good standing under the law of the State of Pennsylvania and (2) the execution, delivery and performance by the Company of the PPL Unit Agreement and the PPL Units will not violate the law of the State of Pennsylvania or any other applicable laws (excepting the law of the State of

PPL CORPORATION	March 20, 2006
PPL ENERGY SUPPLY, LLC
PPL ELECTRIC UTILITIES CORPORATION

New York and the federal laws of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, issuance and delivery of the PPL Electric Depositary Shares, the PPL Electric Deposit Agreement will have been duly authorized, executed and delivered by PPL Electric and, at such time, PPL Electric will be the validly existing and in good standing under the law of the State of Pennsylvania and (2) the execution, delivery and performance by PPL Electric of the PPL Electric Deposit Agreement and the PPL Electric Depositary Shares will not violate the law of the State of Pennsylvania or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon PPL Electric.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the PPL Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the PPL Common Stock and (b) due issuance and delivery of the PPL Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and upon compliance with applicable regulatory requirements, the PPL Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the PPL Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the PPL Preferred Stock, (b) due filing of the Articles of Amendment of the Company containing the designation relating to any PPL Preferred Stock and (c) due issuance and delivery of the PPL Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and upon compliance with applicable regulatory requirements, the PPL Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the PPL Depositary Shares, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the

PPL CORPORATION	March 20, 2006
PPL ENERGY SUPPLY, LLC
PPL ELECTRIC UTILITIES CORPORATION

issuance and terms of the PPL Depositary Shares, (b) due issuance and delivery of the PPL Preferred Stock to the depositary under the PPL Deposit Agreement and such PPL Preferred Stock is validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of the depositary receipts evidencing the PPL Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable PPL Deposit Agreement and such agreement, the depositary receipts evidencing the PPL Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the PPL Depositary Shares and the PPL Deposit Agreement.

4. With respect to the PPL Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the execution and delivery of the PPL Purchase Contract Agreement and (b) the due execution, issuance and delivery of the PPL Purchase Contracts, upon payment of the consideration for such PPL Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable PPL Purchase Contract Agreement and such agreement, the PPL Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the PPL Units, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any PPL Units, the terms of the offering thereof and related matters by the Board of Directors of the Company, (b) the PPL Common Stock and PPL Preferred Stock that are components of any PPL Units are validly issued, fully paid and nonassessable, (c) the PPL Purchase Contracts that are components of any PPL Units constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and (d) the depositary receipts evidencing the PPL Depositary Shares are validly issued and will entitle the holders thereof to the rights specified in the PPL Depositary Shares and the PPL Deposit Agreement, such PPL Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the PPL Energy Preferred Securities, (a) the taking by the Board of Directors of PPL Energy of all necessary corporate action to authorize and approve the issuance of the PPL Energy Preferred Securities, (b) due filing of the Certificate of Designation of PPL Energy containing the designation relating to any PPL Energy Preferred Securities and (c) due issuance and delivery of the PPL Energy Preferred Securities, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the PPL Energy and upon compliance with applicable regulatory requirements, the PPL Energy Preferred Securities will be validly issued, fully paid and nonassessable.

7. With respect to the PPL Electric Preferred Stock, assuming (a) the taking by the

PPL CORPORATION	March 20, 2006
PPL ENERGY SUPPLY, LLC
PPL ELECTRIC UTILITIES CORPORATION

Board of Directors of PPL Electric of all necessary corporate action to authorize and approve the issuance of the PPL Electric Preferred Stock, (b) due filing of the Articles of Amendment of PPL Electric containing the designation relating to any Preferred Stock and (c) due issuance and delivery of the PPL Electric Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the PPL Electric and upon compliance with applicable regulatory requirements, the PPL Electric Preferred Stock will be validly issued, fully paid and nonassessable.

8. With respect to the PPL Electric Preference Stock, assuming (a) the taking by the Board of Directors of PPL Electric of all necessary corporate action to authorize and approve the issuance of the PPL Electric Preference Stock, (b) due filing of the Articles of Amendment of PPL Electric containing the designation relating to any PPL Electric Preference Stock and (c) due issuance and delivery of the PPL Electric Preference Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of PPL Electric and upon compliance with applicable regulatory requirements, the PPL Electric Preference Stock will be validly issued, fully paid and nonassessable.

9. With respect to the PPL Electric Depositary Shares, assuming (a) the taking by the Board of Directors of PPL Electric of all necessary corporate action to authorize and approve the issuance and terms of the PPL Electric Depositary Shares, (b) due issuance and delivery of the PPL Electric Preferred Stock or PPL Electric Preference Stock to the Depositary under the PPL Electric Deposit Agreement and such PPL Electric Preferred Stock or PPL Electric Preference Stock is validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of the depositary receipts evidencing the PPL Electric Depositary Shares against deposit of the PPL Electric Preferred Stock or PPL Electric Preference Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of PPL Electric and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the depositary receipts evidencing the PPL Electric Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the PPL Electric Depositary Shares and the Deposit Agreement.

Our opinions set forth in paragraphs 3, 4, 5 and 9 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

PPL CORPORATION	March 20, 2006
PPL ENERGY SUPPLY, LLC
PPL ELECTRIC UTILITIES CORPORATION

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the Commonwealth of Pennsylvania, we have relied upon the opinion of Thomas D. Salus, Esq., Senior Counsel of PPL Services Corporation, a wholly owned subsidiary of the Company, dated the date hereof.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States and the Delaware Limited Liability Company Act and, to the extent set forth herein, the law of the Commonwealth of Pennsylvania.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and to the use of our name under the caption “Validity of the Securities and the PPL Guarantees” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP